 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 30, 2013

KVH Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-28082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)
05-0420589
(IRS Employer Identification No.)

50 Enterprise Center Middletown, RI	02842
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (401) 847-3327
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.14d-2(b))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 30, 2013, Banc of America Leasing & Capital, LLC (the “Lender”) and KVH Industries, Inc. (the “Borrower”) entered into a Master Loan and Security Agreement (the “Agreement”) which sets forth the terms and conditions for the financing of Equipment between the Lender and the Borrower pursuant to an Equipment Security Note (the “Equipment Note”) in the amount of $4,670,476. The term of the Equipment Note is from January 30, 2013 until January 30, 2018 (the “Term”). During the term, interest shall accrue on the entire principal amount of the Equipment Note outstanding from time to time at a fixed rate of 2.76% per annum or, if less, the highest rate of interest permitted by applicable law, from January 30, 2013 until the principal amount of the Equipment Note is paid in full.
The foregoing descriptions of the Agreement and the Equipment Note are qualified in their entirety by reference to the Agreement and the Equipment Note filed as Exhibits 10.1 and 10.2, respectively, to this Report on Form 8-K and incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)Exhibits

Exhibit No.	Description
10.1	Master Loan and Security Agreement, dated as of January 30, 2013 by and between Banc of America Leasing & Capital, LLC (the “Lender”) and KVH Industries, Inc. (the “Borrower”).
10.2	Equipment Security Note, dated as of January 30, 2013 by and between Banc of America Leasing & Capital, LLC (the “Lender”) and KVH Industries, Inc. (the “Borrower”).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVH INDUSTRIES, INC.
Date: February 5, 2013	BY:	/s/ PETER RENDALL
Peter Rendall
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Master Loan and Security Agreement, dated as of January 30, 2013 by and between Banc of America Leasing & Capital, LLC (the “Lender”) and KVH Industries, Inc. (the “Borrower”).
10.2	Equipment Security Note, dated as of January 30, 2013 by and between Banc of America Leasing & Capital, LLC (the “Lender”) and KVH Industries, Inc. (the “Borrower”).